Exhibit 10.1
EXTENSION AGREEMENT
     This Extension Agreement is made, executed and delivered this 29th day of October, 2007 by Pure Capital, LLC, a Delaware limited liability company (“Pure”), and GeoVax Labs, Inc., an Illinois corporation (“GeoVax”).
RECITALS
     A. On or about July 25, 2007, Pure and GeoVax executed and delivered a Private Placement Term Sheet (the “Term Sheet”), a copy of which is attached hereto as Exhibit A.
     B. On September 27, 2007, Pure advanced to GeoVax $300,000 (the “Advance”);
     C. Pure and GeoVax desire to execute and deliver this Extension Agreement in order to extend and modify certain terms of the Term Sheet, as more fully set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, GeoVax and Pure hereby agree as follows:
          1. The First Settlement Date shall be November 2, 2007. Pure shall pay the sum of $3,500,000 (net of the Advance) on the First Settlement Date which shall be November 2, 2007.
          2. The “First Closing Date” defined in that certain Subscription Agreement between the parties dated July 30, 2007 is hereby amended to be November 2, 2007.
          3. GeoVax and Pure hereby agree that this Extension Agreement is executed merely to memorialize an extension and modification of certain terms of the Term Sheet and does not constitute or in any way operate as a release, discharge, satisfaction, modification or amendment in paragraphs 1 and 2 above, nothing herein contained shall affect or be construed to affect any of the terms or provisions of the Term Sheet or any document or agreement executed in connection therewith or subsequent thereto, including the Subscription Agreement (collectively, the “Transaction Documents”), nor impair the validity or security thereof or any rights or powers which the parties now or hereafter may have under or by virtue of the Transaction Documents, the Extension Agreement, or otherwise.
          4. GeoVax hereby specifically ratifies and consents to each and every term of the Transaction Documents.
          5. Unless expressly defined herein, any defined term used herein shall have the meaning established and set forth therefore in the Term Sheet.

     DATED the day and year first written above.

Pure Capital, LLC, a Delaware limited liability company

BY:	/s/ Paul Benson

Its:	Managing Partner

GeoVax Labs, Inc., an Illinois corporation

By:	/s/ Donald Hildebrand

Its:	President & CEO